SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 10 2010
Date of Report
(Date of Earliest Event Reported)

SONOSITE, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904
(Address of Principal Executive Offices)   (Zip Code)

(425) 951-1200
(Registrant's Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 2.02	Departure of Certain Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 10, 2010, the Board of Directors appointed Marcus Smith as Senior Vice President and Chief Financial Officer.  Michael J. Schuh is retiring from his role of Chief Financial Officer and will transition his duties to Mr. Smith until the end of the year.

Mr. Smith joined SonoSite in 2007 as the vice president of corporate strategy and growth planning and was promoted to vice president, general manager of cardiovascular disease management in July 2009.  Before joining SonoSite, he was the senior director of strategy and business development with Philips Medical Systems for patient monitoring and cardiac care. From 2000 to 2003, Mr. Smith led J.P. Morgan's European logistics investment banking practice as vice president of investment banking and advised corporate and government clients on strategic alternatives in the logistics and transportation sectors. He received his bachelor's degree from Duke University and master's degrees in business administration and international affairs from Columbia University.

Mr. Smith will receive an annual salary of $275,000 and will be eligible for a target bonus of $120,000 under the company's 2010 Variable Incentive Plan. He will receive 25,000 restricted stock units under the company's Amended and Restated 2005 Stock Incentive Plan, which shall vest fully 36 months from the date of grant.   In addition, he is a party to the company's Senior Management Employment Agreement, which provides certain severance benefits in the event of a change of control, and to an indemnification agreement, pursuant to which the company is required to advance fees and expenses incurred by a director or officer in defense of legal proceedings brought against him as a result of actions performed as an officer. The Company has described the material terms of each of these agreements in its proxy statement filed earlier this year.  Mr. Smith is also eligible to receive group medical, dental and vision coverage, individualized life and disability insurance, and to participate in the company's 401(k) and ESPP plans.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this current report by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	SonoSite, Inc. press release issued August 10, 2010.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, SonoSite, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Dated:	August 10, 2010	By:	/s/ MARCUS SMITH
Marcus Smith Senior Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description
99.1	SonoSite, Inc. press release issued August 10, 2010.

4